SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 22, 2007

                               AXA FINANCIAL, INC.
-------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          Delaware                       1-11166                 13-3623351
-------------------------------------------------------------------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
incorporation or organization)                               Identification No.)



1290 Avenue of the Americas
New York, New York                                              10104
-------------------------------------------------     -------------------------
(Address of principal executive offices)                      (Zip Code)


                                 (212) 554-1234
                       ----------------------------------
              (Registrant's telephone number, including area code)

                                      None
    -------------------------------------------------------------------------
             (Former name or address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    / / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 22, 2007, AXA, the Registrant's parent company, issued a press release announcing its consolidated 2006 results of operations, prepared in accordance with International Reporting Standards ("IFRS"). Set forth in Exhibit
99.1 is the AXA Press Release. Included within AXA's consolidated 2006 results of operations are the results of operations of the Registrant and its consolidated subsidiaries, presented in accordance with IFRS. The AXA press release includes "Underlying Earnings" and "Net Income, Group Share" for United States Life & Savings operations, which is a reference to the Registrant's Financial Advisory/Insurance segment. AXA IFRS "Underlying Earnings" and "Net Income, Group Share" are not measures calculated and presented in accordance with generally accepted accounting principles in the United States ("U.S. GAAP"). Set forth in Exhibit 99.2 hereto is a reconciliation of the Registrant's contribution to AXA IFRS Underlying Earnings (IFRS net income excluding net capital gains (losses), goodwill and related intangibles amortization/impairments, profit or loss on financial assets (under the fair value option), derivatives and exceptional operations), Adjusted Earnings and Net Income, Group Share for the years ended December 31, 2006 and 2005 to the Registrant's consolidated U.S. GAAP Net Earnings for the same periods.

ITEM 8.01  OTHER EVENTS.

In connection with AllianceBernstein's acquisition of the business of SCB Inc., formerly known as Sanford C. Berstein, Inc., in 2000, AXA Financial, Inc. entered into a purchase agreement under which certain former shareholders of Sanford C. Bernstein, Inc. have the right to sell ("Put") to AXA Financial, Inc. subject to certain restrictions set forth in the agreement, limited partnership interests in AllianceBernstein L.P. ("AllianceBernstein Units") issued at the time of the acquisition.

To date AXA Financial, Inc., either directly or indirectly through wholly owned subsidiaries, has acquired a total of 32.64 million AllianceBernstein Units for an aggregate price of approximately $1.63 billion through several purchases made pursuant to the Put. Most recently, AXA Financial, Inc. completed the purchase of a tranche of 8.16 million AllianceBernstein Units pursuant to the Put on February 23, 2007 for a total price of approximately $746 million. Upon completion of this purchase, the consolidated economic interest of AXA Financial, Inc. and its subsidiaries in AllianceBernstein L.P. increased by approximately 3% from 60.3% to 63.3%.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT
NUMBER    EXHIBIT DESCRIPTION

99.1      Press Release, dated February 22, 2007, of AXA.

99.2 Reconciliation of the Registrant's contribution to AXA IFRS Underlying Earnings, Adjusted Earnings and Net Income, Group Share for the years ended December 31, 2006 and 2005 to the Registrant's consolidated
          U.S. GAAP Net Earnings.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AXA FINANCIAL, INC.


Date:  February 26, 2007                By: /s/ Alvin H. Fenichel
                                            --------------------------------
                                            Name:  Alvin H. Fenichel
                                            Title: Senior Vice President and
                                                   Controller








                                      -3-